Exhibit 10.8

INTERCREDITOR AGREEMENT

dated as of October 28, 2005

among

DEL LABORATORIES, INC.,

the other Grantors from time to time party hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent under the Initial Credit Agreement

and as Credit Facility Collateral Agent,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee and as Note Collateral Agent

EXHIBIT A – Form of Intercreditor Agreement Joinder

i

This Intercreditor Agreement (this “Agreement”) dated as of October 28, 2005 is entered into by and among Del Laboratories, Inc., a Delaware corporation (the “Company”), the other Grantors from time to time party hereto, JPMorgan Chase Bank, National Association, as Administrative Agent under the Initial Credit Agreement described below and as Credit Facility Collateral Agent, and Wells Fargo Bank, National Association, as trustee under the Indenture described below and as Note Collateral Agent.

Recitals

Pursuant to a Credit Agreement dated as of October 28, 2005 (the “Initial Credit Agreement”) among DLI Holding II Corp., a Delaware corporation (“Holdings”), the Company, the Grantors party hereto on the date hereof, the lenders party thereto and the Credit Agreement Agent, the Company intends to obtain, and Holdings and such Grantors will guarantee, loans and other extensions of credit secured, together with other Credit Facility Lien Obligations, by Credit Facility Liens granted to the Credit Facility Collateral Agent pursuant to the Credit Facility Lien Security Documents.

Pursuant to an Indenture dated as of October 28, 2005 (the “Indenture”) among the Company, the Grantors party hereto on the date hereof and the Trustee, the Company intends to issue, and such Grantors will guarantee, the Company’s Senior Secured Floating Rate Notes due 2011 (together with any related exchange notes and all additional notes at any time issued under the Indenture, the “Notes”) secured, together with other Note Lien Obligations, by Note Liens granted to the Note Collateral Agent pursuant to the Note Lien Security Documents.

This Agreement sets forth certain agreements relating to the Credit Facility Liens and Note Liens.

Agreement

In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE 1.

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

SECTION 1.1 Defined Terms. The following terms will have the following meanings:

“Accounts” means all “accounts” as defined in Article 9 of the UCC.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” of the Company or any other Person means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; (iii) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (iv) with respect to any other Person, the board or committee of such Person serving a similar function.

“Cash Management Obligations” means all monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise of the Company or any of its Subsidiaries arising out of any cash management, clearing house, wire transfer, depository or investment services provided by any lender under any Credit Facility or an Affiliate of such lender.

“Cash Proceeds” means all Proceeds of any Collateral received by any Grantor consisting of cash and checks.

“Chattel Paper” means all “chattel paper” as defined in Article 9 of the UCC, including, without limitation, “electronic chattel paper” or “tangible chattel paper,” as each term is defined in Article 9 of the UCC.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting either Fixed Collateral or Liquid Collateral.

“Collateral Agency Agreement” means the Collateral Agency Agreement dated as of October 28, 2005 among Wells Fargo Bank, N.A., as trustee under the Indenture, Wells Fargo Bank, N.A., as collateral agent, and the Grantors party thereto

“Collateral Agent” means,

(1) with respect to holders of Note Lien Obligations, the Note Collateral Agent, and

(2) with respect to holders of Credit Facility Lien Obligations, the Credit Facility Collateral Agent.

“Collateral Class,” as used with respect to Collateral, means the Fixed Collateral or the Liquid Collateral, as applicable.

“Collateral Records” means all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Commercial Tort Claims” means all “commercial tort claims” as defined in Article 9 of the UCC.

“Copyright Licenses” means, with respect to any Grantor, all agreements (whether or not in writing) naming such Grantor as licensor or licensee, granting any right under any Copyright, including the grant of rights to print, publish, copy, distribute, exploit and sell materials derived from any Copyright, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Copyrights” means:

(1) all United States and foreign copyrights, whether or not the underlying works of authorship have been published, and all copyright registrations and copyright applications, and any renewals or extensions thereof;

(2) the right to sue or otherwise recover for any and all past, present and future infringements thereof;

(3) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof); and

(4) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Credit Agreement” means the Initial Credit Agreement and, to the extent it Refinances the Initial Credit Agreement, the Permanent ABL Facility.

“Credit Agreement Agent” means, at any time, the Person serving at such time as the “Agent” or “Administrative Agent” under the Credit Agreement or any other representative then most recently designated in accordance with the applicable provisions of the Credit Agreement, together with its successors in such capacity.

“Credit Facilities” means (x) the Credit Agreement and (y) to the extent specified by the Company by notice to the Trustee, one or more other debt facilities or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Credit Facility Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Credit Facility Lien Security Documents, together with its successors in such capacity.

“Credit Facility Lien” means a Lien on Collateral granted by a Credit Facility Lien Security Document to the Credit Facility Collateral Agent, at any time, upon any property of the Company or any Subsidiary Guarantor to secure Credit Facility Lien Obligations.

“Credit Facility Lien Debt” means:

(1) Indebtedness of the Company or any Subsidiary Guarantor under the Credit Agreement that is secured by a Credit Facility Lien that was permitted to be incurred and so secured under the Indenture (or as to which the lenders under the Credit Agreement obtained an Officer’s Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be Incurred and secured by the Indenture) and guarantees thereof by the Subsidiary Guarantors;

(2) Indebtedness of the Company or any Subsidiary Guarantor under any other Credit Facility that is secured by a Credit Facility Lien that was permitted to be incurred and so secured under the Indenture (or as to which the lenders under the Credit Agreement obtained an Officer’s Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be Incurred and secured by the

Indenture) and guarantees thereof by the Subsidiary Guarantors; provided, in the case of any Indebtedness referred to in this clause (2), that:

(a) on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Credit Facility Lien Representative, the Credit Facility Collateral Agent and the Note Collateral Agent, as “Credit Facility Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Note Lien Debt and Credit Facility Lien Debt;

(b) such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Credit Facility Collateral Agent’s Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Credit Facility Collateral Agent and the Note Collateral Agent an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Credit Facility Lien Debt”); and

(3) Hedging Obligations of the Company or any Subsidiary Guarantor incurred to hedge or manage interest rate risk (in a notional amount not to exceed the aggregate amount of the Company’s and its Subsidiaries’ consolidated variable interest rate Indebtedness then outstanding or committed) and Cash Management Obligations of the Company or any Subsidiary Guarantor; provided that:

(a) such Hedging Obligations and Cash Management Obligations are secured by a Credit Facility Lien on all of the assets and properties that secure Credit Facility Lien Debt; and

(b) such Credit Facility Lien is senior to or on a parity with the Credit Facility Liens securing Credit Facility Lien Debt;

in each case to the extent secured by Liens permitted by clause (2) of the definition of Permitted Liens.

“Credit Facility Lien Documents” means, collectively, the Credit Agreement, any credit agreement or other agreement governing each other Series of Credit Facility Lien Debt, and the Credit Facility Lien Security Documents.

“Credit Facility Lien Obligations” means the Credit Facility Lien Debt and all other Obligations in respect of Credit Facility Lien Debt.

“Credit Facility Lien Representative” means (1) the Credit Agreement Agent or (2) in the case of any other Series of Credit Facility Lien Debt, the trustee, agent or representative of the holders of such Series of Credit Facility Lien Debt who maintains the transfer register for such Series of Credit Facility Lien Debt and is appointed as a representative of the Priority Debt (for purposes related to the administration of the security documents) pursuant to the credit agreement or other agreement governing such Series of Credit Facility Lien Debt.

“Credit Facility Lien Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation relating to Credit Facility Lien Obligations, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Credit Facility Lien upon collateral in favor of the Credit Facility

Collateral Agent to secure Credit Facility Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

“Credit Facility Priority Lien Cap” means, as of any date, an aggregate principal amount equal to the sum of (a) the aggregate principal amount of Indebtedness permitted to be Incurred under clause (b) (1) of Section 4.09 of the Indenture (regardless of the amount actually Incurred) as of such date, plus (b) the principal amount of Indebtedness permitted to be Incurred under clause (b)(13) of Section 4.09 of the Indenture (regardless of the amount actually Incurred) as of such date.

“Credit Facility Secured Party” means the Credit Agreement Agent and the lenders under the Credit Agreement (together with any other holders of Credit Facility Lien Obligations).

“Deposit Accounts” means all “deposit accounts” as defined in Article 9 of the UCC of any applicable jurisdiction and, in any event including any demand, time, savings, passbook or like account maintained with a depositary institution.

“Discharge of Priority Lien Obligations” means, with respect to either Collateral Class, the occurrence of all of the following:

(1) termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt with respect to the applicable Collateral Class;

(2) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit) with respect to the applicable Collateral Class;

(3) discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document with respect to the applicable Collateral Class) of all outstanding letters of credit constituting Priority Lien Debt with respect to the applicable Collateral Class; and

(4) payment in full in cash of all other Priority Lien Obligations with respect to the applicable Collateral Class that are outstanding and unpaid at the time the Priority Lien Debt with respect to the applicable Collateral Class is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time);

provided, that no Discharge of Priority Lien Obligations will be deemed to have occurred in a Refinancing of Secured Debt with secured Indebtedness that is Incurred contemporaneously with or promptly after the discharge of such pre-existing Secured Debt if such new secured Indebtedness constitutes Note Lien Debt or Credit Facility Lien Debt, as applicable, entitled to the benefit of this Agreement in accordance with the terms of this Agreement and, as so designated by the Company, such new Series of Secured Debt constitutes Priority Lien Debt with respect to the applicable Collateral Class.

“Documents” means all “documents” as defined in Article 9 of the UCC.

“equally and ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of Note Lien Obligations, that such Liens or proceeds:

(1) will be allocated and distributed first to the Note Lien Representative for each outstanding Series of Note Lien Debt, for the account of the holders of such Note Lien Debt, ratably in proportion to the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made under such letters of credit) on each outstanding Series of Note Lien Debt when the allocation or distribution is made; and thereafter,

(2) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on all outstanding Note Lien Obligations) to the Note Lien Representative for each outstanding Series of Note Lien Debt, for the account of the holders of any remaining Note Lien Obligations, ratably in proportion to the aggregate unpaid amount of such remaining Note Lien Obligations due and demanded (with written notice to the applicable Note Lien Representative and the Note Collateral Agent) prior to the date such distribution is made.

“Equipment” means all “equipment” as defined in Article 9 of the UCC and including, in any event, all sales displays.

“Equity Interests” means:

(1) all shares of Capital Stock owned by the Company or any of its Subsidiaries, and the certificates, if any, representing such shares and any interest of the Company or any of its Subsidiaries in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(2) all interests of the Company or any of its Subsidiaries in any limited liability company and the certificates, if any, representing such limited liability company interests and any interest of the Company or any of its Subsidiaries on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests;

(3) all interests of the Company or any of its Subsidiaries in any general partnership, limited partnership, limited liability partnership or other partnership and the certificates, if any, representing such partnership interests and any interest of the Company or any of its Subsidiaries on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests;

(4) all interests of the Company or any of its Subsidiaries in a Delaware business trust or other trust and the certificates, if any, representing such trust interests and any interest of the Company or any of its Subsidiaries on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests; and

(5) any “securities” of any of the Company’s “affiliates” (as such terms are used in Rule 3-16 of Regulation S-X under the Securities Act).

“Excluded Assets” means all Equity Interests and any of the following property to the extent that and for as long as such grant of a security interest therein:

(1) is prohibited by any Requirement of Law; provided that (a) such property shall cease to be an Excluded Asset immediately and automatically (without need for any further grant or act) at such time as the condition described in this clause (1) ceases to exist and (b) to the extent severable, such all rights that are not subject to the applicable condition described in clause (1) in respect of such property shall not constitute an Excluded Asset;

(2) requires a filing with or consent from any Governmental Authority pursuant to any Requirement of Law that has not been made or obtained;

(3) constitutes a breach or default under or results in the termination of, or requires any consent not obtained under, any lease, license or agreement, except to the extent that such Requirement of Law or provisions of any such lease, license or agreement is ineffective under applicable law or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC to prevent the attachment of the security interest granted hereunder; provided that such lease, license, contract, property right or agreement will cease to be an Excluded Asset and will become subject to the Lien granted under the security documents, immediately and automatically, at such time as the grant of a Lien under the security documents no longer constitutes or results in a breach, termination or default under any lease, license, contract, property right or agreement;

(4) is in (A) any of the following real property: (i) Riverside Industrial Park, Little Falls, New York, (ii) Little Falls Industrial Park, Little Falls, New York, (iii) 99 Creek Street, Canajoharie, New York, (iv) 660, 682 and 684 So. 17th Street, Newark, New Jersey, (iv) The Carlyle Hotel, Apt. #1002, 35 East 76th Street, New York City, New York, (v) 316 Bayview Drive, Barrie, Ontario, Canada, and (vi) all real property a fee interest in which is acquired by the Company or any Subsidiary Guarantor after the Closing Date that has a fair market value not exceeding $3.0 million per contiguous parcel, or (B) any leasehold interest in any real property leased by the Company or any Subsidiary Guarantor;

(5) is in any other property or assets (other than Intellectual Property) in which a Lien cannot be perfected either automatically or by the filing of a financing statement under the UCC of the relevant jurisdiction, so long as the aggregate fair market value of all such property and assets does not at any one time exceed $5.0 million.

“Fixed Collateral” means, except as provided below, all of the following property of the Company and each Subsidiary Guarantor now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest:

(1) the Net Available Cash Account;

(2) all Equipment;

(3) all Fixtures;

(4) all fee interest of the Grantors in real property on which the Grantors are required to provide a Priority Lien to the Note Secured Parties pursuant to the Note Lien Security Documents; and

(5) all Intellectual Property, to the extent of each Grantor’s right, title or interest therein (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b)

of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed, to the extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act);

(6) all General Intangibles, including without limitation commercial contracts but excluding General Intangibles constituting Payment Intangibles or Commercial Tort Claims (except as set forth in the next succeeding clause);

(7) identified Commercial Tort Claims to the extent that they relate to the infringement, impairment, damage or destruction of any of the items referred to in the preceding clauses (1) through (6) (“Fixed Collateral Commercial Tort Claims”);

(8) to the extent relating to any of the items referred to in the preceding clauses (1) through (7) and subject to the proviso below, all Documents;

(9) to the extent relating to any of the items referred to in the preceding clauses (1) through (8), all Supporting Obligations;

(10) subject to the proviso below, all books, Records and Collateral Records relating to the foregoing (including without limitation all books, databases, customer lists, engineer drawings, Records and Collateral Records, whether tangible or electronic, which contain any information relating to any of the foregoing);

(11) all identifiable non-Cash Proceeds and, solely to the extent not constituting Liquid Collateral, Cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing;

provided that to the extent any of the items specified in the foregoing clauses (8), (9) or (10) also relates to Liquid Collateral, only that portion related to the items referred to in the preceding clauses (1) through (7) as being included in the Fixed Collateral shall be included in the Fixed Collateral. Notwithstanding the foregoing, “Fixed Collateral” will exclude:

(A) Liquid Collateral;

(B) Excluded Assets; and

(C) any properties and assets in which each Collateral Agent is required to release or releases its Liens pursuant to Section 10.08 of the Indenture or as contemplated in Section 2.7 of this Agreement; provided that, in the case of this clause (C), if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any Subsidiary Guarantor, such assets or properties will cease to be excluded from the Collateral if the Company or any Subsidiary Guarantor thereafter acquires or reacquires such assets or properties.

“Fixtures” means all “fixtures” as defined in Article 9 of the UCC.

“General Intangibles” means all “general intangibles” as defined in Article 9 of the UCC.

“Goods” means all “goods” as defined in Article 9 of the UCC.

“Grantors” means the Company and each of the Subsidiary Guarantors that have executed and delivered, or may from time to time execute and deliver, a Note Lien Security Document or a Credit Facility Lien Security Document.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Incur” has the meaning given in the Indenture, as in effect on the date hereof.

“Indebtedness” has the meaning given in the Indenture, as in effect on the date hereof.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any Subsidiary Guarantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any Subsidiary Guarantor, any receivership or assignment for the benefit of creditors relating to the Company or any Subsidiary Guarantor or any similar case or proceeding relative to the Company or any Subsidiary Guarantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any Subsidiary Guarantor, in each case whether or not voluntary and whether or not involving Credit Facility bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any Subsidiary Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Instruments” means all “instruments” as defined in Article 9 of the UCC.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including all Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

“Inventory” means all “inventory” as defined in Article 9 of the UCC.

“Investment Property” means the collective reference to all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than Equity Interests).

“Junior Lien” means:

(1) with respect to Fixed Collateral, the Credit Facility Liens; and

(2) with respect to Liquid Collateral, the Note Liens.

“Junior Lien Collateral Agent” means:

(1) with respect to Fixed Collateral, the Credit Facility Collateral Agent; and

(2) with respect to Liquid Collateral, the Note Collateral Agent.

“Junior Lien Debt” means:

(1) with respect to Fixed Collateral, Credit Facility Lien Debt; and

(2) with respect to Liquid Collateral, Note Lien Debt.

“Junior Lien Documents” means:

(1) with respect to Fixed Collateral, the Credit Facility Lien Documents; and

(2) with respect to Liquid Collateral, the Note Lien Documents.

“Junior Lien Obligations” means:

(1) with respect to Fixed Collateral, the Credit Facility Lien Obligations; and

(2) with respect to Liquid Collateral, the Note Lien Obligations.

“Junior Lien Representative” means:

(1) with respect to Fixed Collateral, each Credit Facility Lien Representative; and

(2) with respect to Liquid Collateral, each Note Lien Representative.

“Letter of Credit Right” means “letter-of-credit right” as defined in Article 9 of the UCC.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Lien Sharing and Priority Confirmation” means:

(1) as to any Series of Credit Facility Lien Debt, the written agreement of the holders of such Series of Credit Facility Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Credit Facility Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Note Lien Debt and each existing and future Note Lien Representative:

(a) that the holders of Obligations in respect of such Series of Credit Facility Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Credit Facility Liens; and

(b) consenting to and directing the Credit Facility Collateral Agent to perform its obligations under this Agreement and the other security documents; and

(2) as to any Series of Note Lien Debt, the written agreement of the holders of such Series of Note Lien Debt, as set forth in the indenture, credit agreement or other agreement governing such Series of Note Lien Debt, for the enforceable benefit of all holders of each existing and future Series of Credit Facility Lien Debt and each existing and future Credit Facility Lien Representative:

(a) that all Note Lien Obligations will be and are secured equally and ratably by all Note Liens at any time granted by the Company or any Subsidiary Guarantor to secure any Obligations in respect of such Series of Note Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Note Lien Debt, and that all such Note Liens will be enforceable by the Note Collateral Agent for the benefit of all holders of Note Lien Obligations equally and ratably;

(b) that the holders of Obligations in respect of such Series of Note Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Note Liens; and

(c) consenting to and directing the Note Collateral Agent to perform its obligations under this Agreement and the other Note Lien Security Documents.

“Liquid Collateral” means, except as provided below, all of the following property of the Company and each Subsidiary Guarantor now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest:

(1) all Accounts;

(2) all Chattel Paper;

(3) all Instruments;

(4) all identified Commercial Tort Claims other than Fixed Collateral Commercial Tort Claims;

(5) all Letter of Credit Rights;

(6) all Payment Intangibles;

(7) all Receivables;

(8) (a) all Deposit Accounts (other than the Net Available Cash Account, to the extent that it constitutes a Deposit Account) and all cash, checks, Temporary Cash Investments, and other property held therein or credited thereto, (b) all Money and (c) all Securities (other than Equity Interests), Security Entitlements, and Securities Accounts (other than the Net Available Cash Account, to the extent that it constitutes a Securities Account) and other Investment Property, and all cash, checks, Temporary Cash Investments, securities, financial assets or other property held therein or credited thereto;

(9) all Inventory;

(10) to the extent relating to any of the items referred to in the preceding clauses (1) through (9) and subject to the proviso below, all Documents;

(11) to the extent relating to any of the items referred to in the preceding clauses (1) through (10) and subject to the proviso below, all Supporting Obligations;

(12) all books, Records, Receivables Records and Collateral Records relating to the foregoing (including without limitation all books, databases, customer lists, engineer drawings, Records, Receivables Records and Collateral Records, whether tangible or electronic, which contain any information relating to any of the foregoing); and

(13) all identifiable Cash Proceeds and, solely to the extent not constituting Fixed Collateral, non-Cash Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (including without limitation, all insurance proceeds) and all collateral security, guarantees and other Collateral Support given by any Person with respect to any of the foregoing;

provided that to the extent any of items specified in the preceding clauses (10), (11) and (12) also relates to Fixed Collateral, only that portion related to the items referred to in the preceding clauses (1) through (9) as being included in the Liquid Collateral shall be included in the Liquid Collateral. Notwithstanding the foregoing, “Liquid Collateral” will exclude:

(A) Fixed Collateral;

(B) Excluded Assets; and

(C) any properties and assets in which each Collateral Agent releases its Liens pursuant to Section 10.08 of the Indenture or as contemplated in Section 2.7 of this Agreement; provided that, in the case of this clause (C), if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any Subsidiary Guarantor, such assets or properties will cease to be excluded from the Collateral if the Company or any Subsidiary Guarantor thereafter acquires or reacquires such assets or properties.

“Money” means “money” as defined in the UCC.

“Net Available Cash Account” means any Deposit Account or Securities Account established by the Company or its Restricted Subsidiaries in accordance with the requirements of the covenant set forth in Section 4.10 of the Indenture into which the proceeds from any Sale of Fixed Collateral shall be deposited pending final application in accordance with such covenant.

“Note Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as collateral agent under the Note Lien Security Documents, together with its successors in such capacity.

“Note Documents” means the Notes, the notations of Subsidiary Guarantee, if any, the Indenture and the Registration Rights Agreement.

“Note Lien” means a Lien granted by a security document to the Note Collateral Agent, at any time, upon any property of the Company or any Subsidiary Guarantor to secure Note Lien Obligations.

“Note Lien Debt” means:

(1) the notes issued on the date of the Indenture and notes issued under the Indenture in exchange therefor in accordance with the Registration Rights Agreement; and

(2) any other Indebtedness of the Company (including Additional Notes) that is secured equally and ratably with the notes by a Note Lien that was permitted to be incurred and so secured under each applicable Secured Debt Document; provided that:

(a) the net proceeds are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire Credit Facility Lien Debt or other Note Lien Debt; or

(b) on the date of incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof and the application of the proceeds therefrom, the aggregate principal amount of Note Lien Debt outstanding does not exceed $210.0 million;

provided further, in the case of any Indebtedness referred to in clause (2) of this definition:

(i) on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Note Lien Representative, the Note Collateral Agent and the Credit Facility Collateral Agent, as “Note Lien Debt” for the purposes of the Indenture and this Agreement; provided that no Series of Secured Debt may be designated as both Note Lien Debt and Credit Facility Lien Debt;

(ii) such Indebtedness is governed by an Indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(iii) all requirements set forth in this Agreement as to the confirmation, grant or perfection of the Note Collateral Agent’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (iii) will be conclusively established if the Company delivers to the Note Collateral Agent and the Credit Facility Collateral Agent an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Note Lien Debt”).

“Note Lien Documents” means, collectively, the Note Documents, the indenture, credit agreement or other agreement governing each other Series of Note Lien Debt, and the Note Lien Security Documents.

“Note Lien Obligations” means Note Lien Debt and all other Obligations in respect thereof.

“Note Lien Representative” means:

(1) in the case of the notes, the Trustee;

(2) in the case of any other Series of Note Debt, the trustee, agent or representative of the holders of such Series of Note Lien Debt who maintains the transfer register for such Series of Note Lien Debt and (a) is appointed as a Note Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Note Lien Debt, together with its successors in such capacity, and (b) has become a party to this Agreement by executing a joinder in the form required under this Agreement.

“Note Lien Security Documents” means this Agreement, each Lien Sharing and Priority Confirmation with respect to Note Lien Obligations, and all security agreements, pledge agreements,

collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Note Lien upon Collateral in favor of the Note Collateral Agent to secure Note Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the provisions described in Section 2.8 of the Indenture.

“Note Secured Party” means the Trustee and the holders of notes (together with any other holders of Note Lien Obligations).

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Credit Facility Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, indemnifications, reimbursements, damages, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of a Subsidiary Guarantor has a correlative meaning.

“Officer’s Certificate” means a certificate signed by an Officer.

“Patent License” means, with respect to any Grantor, all agreements (whether or not in writing) providing for the grant by or to such Grantor of any right to manufacture, use, import, export, distribute, offer for sale or sell any invention covered in whole or in part by a Patent, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Patents” means:

(1) all United States and foreign patents, patent applications and patentable inventions;

(2) all inventions and improvements described and claimed therein;

(3) the right to sue or otherwise recover for any and all past, present and future infringements thereof;

(4) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof); and

(5) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Payment Intangibles” means all “payment intangibles” as defined in Article 9 of the UCC.

“Permanent ABL Facility” means the committed asset based loan credit facility described in the offering memorandum for the Notes under the caption “Description of Other Indebtedness” that is expected to Refinance in full and replace the Initial Credit Agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time.

“Permitted Liens” means the following types of Liens:

(1) Liens on Collateral held by the Note Collateral Agent equally and ratably securing (a) the notes to be issued on the date of the Indenture and all related Note Lien Obligations and (b) all future Note Lien Debt, subject to the limits thereon set forth in the definition thereof, and all related Note Lien Obligations;

(2) Liens on Collateral, Liens on the Capital Stock of the Company’s Subsidiaries and Liens on other Excluded Assets to the extent such Excluded Assets would not constitute Fixed Collateral if not classified as Excluded Assets, in each case held by the Credit Facility Collateral Agent securing Credit Facility Lien Obligations; provided that:

(a) without otherwise limiting the amount secured by such Liens insofar as they attach to any property other than Liquid Collateral or secure Credit Facility Lien Obligations that are not Indebtedness, the aggregate principal amount of all Indebtedness (including all fixed and contingent reimbursement obligations in respect of letters of credit but excluding Hedging Obligations and Cash Management Obligations) secured by such Liens insofar as they attach to Liquid Collateral shall not at any time exceed the Credit Facility Priority Lien Cap; and

(b) all such Liens on Collateral are subject to this Agreement;

(3) Liens securing indebtedness incurred in reliance in Section 4.09(b)(4) of the Indenture; provided that such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary other than the property or assets that secured such Indebtedness prior to the time the applicable Restricted Subsidiary became a Restricted Subsidiary;

(4) Liens securing indebtedness incurred in reliance in Section 4.09(b)(6) of the Indenture;

(5) Liens existing on the Closing Date (other than Credit Facility Liens and Note Liens), together with any Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness secured by Liens existing on the Closing Date (other than Credit Facility Liens and Note Liens); provided that the Liens securing the Refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

(6) Liens in favor of the Company or any Subsidiary Guarantor on the property or assets, or any proceeds, income or profit therefrom, of any Restricted Subsidiary;

(7) Liens for taxes, assessments or governmental charges or claims either:

(a) not delinquent; or

(b) contested in good faith by appropriate proceedings and as to which the Company or the applicable Restricted Subsidiary has set aside on its books such reserves as may be required pursuant to GAAP;

(8) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not overdue for a period of more than 60 days or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

(9) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(10) judgment Liens not giving rise to an Event of Default;

(11) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances or title defects or irregularities in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(12) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(14) Liens encumbering deposits made or letters of credit issued to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

(15) Liens securing (A) Interest Rate Agreements entered into in the ordinary course of business and not for purposes of speculation which Interest Rate Agreements relate to Indebtedness that is otherwise permitted under the Indenture and (B) all related Obligations;

(16) Liens securing (A) Indebtedness under Currency Agreements entered into in the ordinary course of business and not for purposes of speculation and (B) all related Obligations;

(17) Liens on assets transferred to a Receivables Entity or on assets of a Receivables Entity, in either case incurred in connection with a Qualified Receivables Transaction;

(18) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

(19) Liens arising from filing precautionary Uniform Commercial Code financing statements regarding leases;

(20) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(21) title defects, survey exceptions and other irregularities or deficiencies in title to real property constituting Collateral which are set forth in the title insurance reports delivered to the Note Collateral Agent in respect of the real property Collateral on the Closing Date;

(22) Liens incurred in the ordinary course of business with respect to obligations that do not exceed $2.5 million at any one time outstanding and that:

(a) are not incurred in connection with the borrowing of money or obtaining of advances or credit (other than trade credit in the ordinary course of business); and

(b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of the business of the Company and the Restricted Subsidiaries; and

(23) other Liens; provided that the maximum aggregate amount of outstanding obligations secured thereby shall not at any time exceed $5.0 million.

“Permitted Prior Liens” means:

(1) Liens described in clauses (3), (4), (5) or (6) of the definition of “Permitted Liens”; and

(2) Permitted Liens that arise by operation of law and are not voluntarily granted, to the extent entitled by law to priority over the Liens created by the Credit Facility Lien Security Documents or the Note Lien Security Documents.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Priority Liens” means:

(1) with respect to Fixed Collateral, the Note Liens; and

(2) with respect to Liquid Collateral, the Credit Facility Liens.

“Priority Lien Collateral Agent” means:

(1) with respect to Fixed Collateral, the Note Collateral Agent; and

(2) with respect to Liquid Collateral, the Credit Facility Collateral Agent.

“Priority Lien Debt” means:

(1) with respect to Priority Liens on Fixed Collateral, the Note Lien Debt; and

(2) with respect to Priority Liens on Liquid Collateral, the Credit Facility Lien Debt.

“Priority Lien Documents” means:

(1) with respect to Fixed Collateral, the Note Lien Documents; and

(2) with respect to Liquid Collateral, the Credit Facility Lien Documents.

“Priority Lien Obligations” means:

(1) with respect to Fixed Collateral, the Note Lien Obligations; and

(2) with respect to Liquid Collateral, the Credit Facility Lien Obligations.

“Priority Lien Representative” means:

(1) with respect to Fixed Collateral, each Note Lien Representative; and

(2) with respect to Liquid Collateral, each Credit Facility Lien Representative.

“Proceeds” shall mean all “proceeds” as defined in Article 9 of the UCC including, in any event all dividends, returns of capital and other distributions from Investment Property and all collection thereon and payments with respect thereto.

“Promissory Note” shall mean a “promissory note” as defined in Article 9 of the UCC.

“Receivable” means any right to payment or goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including all Accounts).

“Receivables Records” shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of the Grantor or any computer bureau or agent from time to time acting for the Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

“Record” shall have the meaning specified in Article 9 of the UCC.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with the Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

(1) if the Indebtedness being refinanced is Subordinated Obligations, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced plus (y) fees, underwriting discounts, interest, premiums and other costs and expenses in connection with the issuance of the Refinancing Indebtedness and repayment of the Indebtedness being refinanced; and

(3) if the Indebtedness being Refinanced is subordinated in right of payment to the notes, such Refinancing Indebtedness is subordinated in right of payment to the notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:

(A) Indebtedness of a Restricted Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of the Company; or

(B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Required Credit Facility Lien Debtholders” means, at any time, the holders of more than 50% of the sum of:

(1) the aggregate outstanding principal amount of Credit Facility Lien Debt (including outstanding letters of credit whether or not then available or drawn); and

(2) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Credit Facility Lien Debt.

For purposes of this definition, Credit Facility Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Required Note Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Note Lien Debt then outstanding. For purposes of this definition, Note Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or two which such Person or any of its property is subject.

“Secured Debt” means all Note Lien Debt and all Credit Facility Lien Debt.

“Secured Debt Documents” means the Note Lien Documents and the Credit Facility Lien Documents.

“Secured Debt Representative” means each Note Lien Representative and each Credit Facility Lien Representative.

“Secured Obligations” means the Note Lien Obligations and the Credit Facility Lien Obligations.

“Secured Parties” means the Credit Facility Secured Parties and the Note Secured Parties.

“Securities” means all “securities” as defined in Article 8 of the UCC, any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Accounts” means all “securities accounts” as defined in Article 8 of the UCC.

“Securities Entitlements” means all “securities entitlements” as defined in Article 8 of the UCC.

“Series of Credit Facility Lien Debt” means, severally, the Indebtedness outstanding under the Credit Agreement and any other Credit Facility that constitutes Credit Facility Lien Debt.

“Series of Note Lien Debt” means, severally, the notes and each other issue or series of Note Lien Debt for which a single transfer register is maintained.

“Series of Priority Lien Debt” means, with respect to the Fixed Collateral, each Series of Note Lien Debt and, with respect to the Liquid Collateral, each Series of Credit Facility Lien Debt.

“Series of Secured Debt” means each Series of Note Lien Debt and each Series of Credit Facility Lien Debt.

“Subsidiary” of any Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, members of the Board of Directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1) such Person,

(2) such Person and one or more Subsidiaries of such Person or

(3) one or more Subsidiaries of such Person, or

any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means each Guarantee of the obligations with respect to the notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.

“Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.

“Supporting Obligation” means all “supporting obligations” as defined in Article 9 of the UCC.

“Temporary Cash Investments” means any of the following:

(1) any investment in U.S. Government Obligations or obligations Guaranteed by the United States of America or any agency thereof;

(2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and whose long-term debt is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

(4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. (“Moody’s”) or “A-1” (or higher) according to Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”);

(5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or “A” by Moody’s Investors Service, Inc.;

(6) investment funds investing 95% of their assets in securities of the type described in clauses (1) through (5) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution);

(7) investments in money market funds subject to the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended; and

(8) similar investments approved by the Board of Directors in the ordinary course of business.

“Trademark License” means with respect to any Grantor, any agreement (whether or not in writing) providing for the grant by or to such Grantor of any right to use any Trademark, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Trademarks” means:

(1) all United States, state and foreign trademarks, service marks, trade names, domain names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, and all registrations of and applications to register the foregoing and any new renewals thereof;

(2) the right to sue or otherwise recover for any and all past, present and future infringements and dilutions thereof;

(3) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future infringements and dilutions thereof); and

(4) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

“Trade Secret License” means, with respect to any Grantor, any agreement, whether written or oral, providing for the grant by or to such Grantor of any right to use any Trade Secret, subject in each case, to the terms of such agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such agreements.

“Trade Secrets” means (1) all trade secrets and all confidential information, (2) the right to sue or otherwise recover for any and all past, present and future misappropriations thereof, (3) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including payments under all licenses entered into in connection therewith, and damages and payments for past, present or future misappropriations thereof), and (4) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in the State of New York, or where the context requires, each other applicable jurisdiction.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles, vessels and aircraft covered by a certificate of title law of any jurisdiction and all appurtenances thereto.

SECTION 1.2 Rules of Interpretation.

(a) Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.

(b) The use in this Agreement of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” has the same meaning and effect as the word “shall.”

(c) References to “Sections,” “clauses,” “recitals” and the “preamble” will be to Sections, clauses, recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.

(d) This Agreement will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable to this Agreement.

ARTICLE 2.

INTERCREDITOR PROVISIONS

SECTION 2.1 Ranking of Liens.

(a) Notwithstanding:

(1) anything to the contrary contained in the Secured Debt Documents;

(2) the time of incurrence of any Series of Secured Debt;

(3) the order or method of attachment or perfection of any Liens securing any Series of Secured Debt;

(4) the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5) the time of taking possession or control over any Collateral;

(6) that any Priority Lien with respect to a Collateral Class may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7) the rules for determining priority under any law governing relative priorities of Liens,

all Note Liens on Liquid Collateral at any time granted by the Company or any Subsidiary Guarantor will be subject and subordinate to all Credit Facility Liens on such Liquid Collateral securing Credit Facility Lien Obligations and, conversely, all Credit Facility Liens on Fixed Collateral at any time granted by the Company or any Subsidiary Guarantor will be subject and subordinate to all Note Liens on such Fixed Collateral securing Note Lien Obligations. The Indenture and the Credit Agreement impose limits on the aggregate amount of Note Lien Debt that may be secured by Priority Liens on the Fixed Collateral and the aggregate amount of Credit Facility Lien Debt that may be secured by Priority Liens on the Liquid Collateral.

(b) The provisions in Section 2.1(a) are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, each present and future Priority Lien Representative and the Priority Lien Collateral Agent as holder of

Priority Liens, in each case with respect to such Collateral Class. No other Person will be entitled to rely on, have the benefit of or enforce those provisions.

(c) In addition, the provisions of this Section 2.1 are intended solely to set forth the relative ranking, as Liens, of the Liens on each Collateral Class securing Note Lien Debt as against the Liens on such Collateral Class securing Credit Facility Lien Debt. Neither the notes nor any other Note Lien Obligations, nor any Credit Facility Obligations, nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

SECTION 2.2 Notice of Foreclosure of Priority Liens.

(a) The Note Collateral Agent will not sell any Fixed Collateral in foreclosure of its Liens thereon unless it has given the Credit Facility Collateral Agent at least 10 days prior written notice of its intention to foreclose such Liens.

(b) The Credit Facility Collateral Agent will not sell any Liquid Collateral in foreclosure of its Liens thereon unless it has given the Note Collateral Agent at least 10 days prior written notice of its intention to foreclose such Liens.

SECTION 2.3 Restrictions on Enforcement of Junior Liens.

(a) Until the Discharge of Priority Lien Obligations with respect to a Collateral Class, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any of the Subsidiary Guarantors:

(1) the holders of Priority Liens on such Collateral Class will have, subject to the exceptions set forth below in clauses (1) through (4) of Section 2.3(b), and subject to the rights of the holders of Permitted Prior Liens and except as set forth below, the exclusive right to enforce, collect or foreclose or realize on such Collateral or exercise any other right or remedy with respect to such Collateral, and

(2) no holder of a Junior Lien on such Collateral Class may take any action to enforce, collect or foreclose or realize on such Collateral or exercise any other right or remedy with respect to such Collateral;

provided, that the Junior Lien Collateral Agent may exercise any right to enforce, collect or realize on such Collateral or exercise any other right or remedy with respect to such Collateral after the passage of a period of 180 days from the earlier of (a) the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor that has not been dismissed and (b) the date of delivery of a notice in writing to the Priority Lien Collateral Agent with respect to such Collateral Class of the Junior Lien Collateral Agent’s intention to exercise its right to take such actions (the “Standstill Period”); provided further, however, the Junior Lien Collateral Agent will not be entitled to exercise any rights or remedies with respect to such Collateral Class if, notwithstanding the expiration of the Standstill Period, the Priority Lien Collateral Agent, any Priority Lien Representative or any holder of Priority Lien Debt shall have commenced the exercise of any of their rights or remedies with respect to all or any portion of such Collateral Class (prompt notice of such exercise to be given to the Junior Lien Collateral Agent) and is pursuing the exercise thereof.

(b) Notwithstanding Section 2.3(a), each holder of Junior Liens on a Collateral Class may, subject to the rights of the holders of Permitted Prior Liens:

(1) enforce, collect or foreclose or realize on such Collateral or exercise any other right or remedy with respect to such Collateral without any condition or restriction whatsoever, at any time after the Discharge of Priority Lien Obligations with respect to such Collateral Class;

(2) redeem such Collateral in a creditor’s redemption permitted by law or to deliver any notice or demand necessary to enforce (subject to the prior Discharge of Priority Lien Obligations with respect to such Collateral Class) any right to claim, take or receive Proceeds of such Collateral remaining after such Discharge of Priority Lien Obligations in the event of foreclosure or other enforcement of any Permitted Prior Lien on such Collateral;

(3) take any action to perfect or establish the priority (subject to Priority Liens and Permitted Prior Liens) of its Liens upon such Collateral in any manner other than by taking possession or control of such Collateral; or

(4) as necessary to create, prove, preserve or protect (but not enforce) its Liens upon such Collateral.

(c) Subject to Section 2.14, until the Discharge of Priority Lien Obligations with respect to a Collateral Class, no holder of a Junior Lien Obligation, Junior Lien Collateral Agent or Junior Lien Representative with respect to such Collateral Class will:

(1) request judicial relief, in an Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the holders of Priority Lien Obligations, the Priority Lien Collateral Agent or any Priority Lien Representative in respect of the Priority Liens on such Collateral or that would limit, invalidate, avoid or set aside any such Priority Lien or subordinate such Priority Liens to such Junior Liens or grant such Junior Liens equal or senior ranking to such Priority Liens (subject to the right of holders of Junior Liens with respect to such Collateral Class to exercise any of their rights or remedies with respect to such Collateral after the termination of the Standstill Period to the extent permitted above);

(2) oppose or otherwise contest any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement of Priority Liens with respect to such Collateral made by any holder of Priority Lien Obligations, the Priority Lien Collateral Agent or any Priority Lien Representative with respect to such Collateral in any Insolvency or Liquidation Proceedings;

(3) oppose or otherwise contest any lawful exercise by any holder of Priority Lien Obligations, the Priority Lien Collateral Agent or any Priority Lien Representative with respect to such Collateral of the right to credit bid its Priority Lien Debt at any sale in foreclosure of its Priority Liens;

(4) oppose or otherwise contest any other request for judicial relief made in any court by any holder of Priority Lien Obligations, the Priority Lien Collateral Agent or any Priority Lien Representative with respect to such Collateral relating to the lawful enforcement of any of its Priority Liens on such Collateral; or

(5) challenge the validity, enforceability, perfection or priority of any Priority Lien with respect to such Collateral.

(d) Notwithstanding the foregoing provisions of this Section 2.3, both before and during an Insolvency or Liquidation Proceeding, each holder of Secured Obligations and each Secured Debt Representative may take any actions and exercise any and all rights and remedies that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against the Company or any Subsidiary Guarantor in accordance with applicable law; provided that:

(1) the Note Collateral Agent, each holder of notes, by accepting a note, and each holder of other Note Lien Debt agree, solely with respect to the Liquid Collateral, to not (i) take any of the actions prohibited under clauses (1) through (5) of Section 2.3(c) or (ii) oppose or contest any order that it has agreed not to oppose or contest under Section 2.5; and

(2) the Credit Facility Collateral Agent, each lender under the Credit Agreement and each holder of other Credit Facility Lien Debt agree, solely with respect to the Fixed Collateral, to not (i) take any of the actions prohibited under clauses (1) through (5) of Section 2.3(c) or (ii) oppose or contest any order that it has agreed not to oppose or contest under Section 2.5;

(e) The Proceeds from any enforcement of Junior Liens will be applied in accordance with Section 2.6.

SECTION 2.4 Waiver of Right of Marshalling.

(a) Prior to the Discharge of Priority Lien Obligations with respect to a Collateral Class, the Junior Lien Collateral Agent, each Junior Lien Representative and the holders of Junior Lien Obligations with respect to such Collateral Class may not assert or enforce any right of marshalling accorded to a junior lienholder with respect to such Collateral, as against the holders of Priority Liens on such Collateral (in their capacity as priority lienholders).

(b) Following such Discharge of Priority Lien Obligations, the Junior Lien Collateral Agent, any Junior Lien Representative and holders of Junior Lien Obligations with respect to such Collateral Class may assert their right under the Uniform Commercial Code or otherwise to any Proceeds remaining following a sale or other disposition of such Collateral by, or on behalf of, the holders of such Priority Lien Obligations.

SECTION 2.5 Insolvency or Liquidation Proceedings.

(a) In any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations with respect to Liquid Collateral, if the Required Credit Facility Lien Debtholders consent to any order:

(1) for use of cash collateral other than identifiable Cash Proceeds of any Fixed Collateral;

(2) approving a debtor-in-possession financing in such Insolvency or Liquidation Proceeding secured by a Lien on any or all of the Liquid Collateral and any or all of the Fixed Collateral, in each case that is senior to all Priority Liens and Junior Liens on such Collateral; provided that (i) (without otherwise limiting the amount of such debtor-in-possession financing or the Obligations secured by the collateral security for such debtor-in-possession financing) the aggregate principal amount of all Indebtedness (including all fixed and contingent reimbursement obligations in respect of letters of credit) at any time outstanding in such debtor-in-possession financing that is secured by such super-priority Lien on Fixed Collateral shall not at any time exceed $25.0 million, and (ii) the lenders in such debtor-in-possession financing and the holders of such super-priority Lien on Fixed Collateral agree to not oppose or otherwise contest the entry of an order consented to by the Required Note Lien Debtholders, and agree to waive all rights to seek or enforce adequate protection (or its equivalent) in connection with such order, approving to a sale of Fixed Collateral that provides, to the extent the assets sold are to be free and clear of Liens, that all such super-priority Liens will attach with the same super-priority to the Proceeds of the sale; or

(3) relating to a sale of Liquid Collateral that provides, to the extent the assets sold are to be free and clear of Liens, that all Priority Liens and Junior Liens will attach to the Proceeds of the sale and that permits the holders of Note Lien Obligations to credit bid Note Lien Obligations subject to, and effective only after, the prior Discharge of Priority Lien Obligations with respect to all Credit Facility Lien Obligations secured by such Liquid Collateral;

then the holders of Note Lien Obligations, Note Collateral Agent and Note Lien Representatives, in their capacity solely as holders of (or agents or representatives of holders of) secured claims will not oppose or otherwise contest the entry of such order and will waive all rights to seek or enforce adequate protection (or its equivalent) in connection therewith.

(b) In any Insolvency or Liquidation Proceeding and prior to the Discharge of Priority Lien Obligations with respect to Fixed Collateral, if the Required Note Lien Debtholders consent to any order:

(1) for use of cash collateral consisting solely of the identifiable Cash Proceeds of the Fixed Collateral; or

(2) relating to a sale of Fixed Collateral that provides, to the extent the assets sold are to be free and clear of Liens, that all Priority Liens and Junior Liens will attach to the Proceeds of the sale and that permits the holders of Credit Facility Lien Obligations to credit bid Credit Facility Lien Obligations subject to, and effective only after, the prior Discharge of Priority Lien Obligations with respect to all Note Lien Obligations secured by such Fixed Collateral;

then the holders of Credit Facility Lien Obligations, Credit Facility Collateral Agent and Credit Facility Lien Representatives, in their capacity solely as holders of (or as agents or representatives of holders of) secured claims, will not oppose or otherwise contest the entry of such order and will waive all rights to seek or enforce adequate protection (or its equivalent) in connection therewith.

(c) Notwithstanding Sections 2.5(a) and 2.5(b), but subject to Section 2.3, each holder of Secured Obligations, each Collateral Agent and each Secured Debt Representative may, both before and during an Insolvency or Liquidation Proceeding, take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation:

(1) to commence any Insolvency or Liquidation Proceeding against the Company or any Subsidiary Guarantor in accordance with applicable law; and

(2) to seek or oppose any relief, contest any matter, enforce any right or remedy or take any other action in or related to any Insolvency or Liquidation Proceeding to the full extent that a holder of unsecured claims is permitted by law to seek or oppose such relief, contest such matter, enforce such right or remedy or take such other action.

(d) Except as set forth in Sections 2.5(a) and 2.5(b), no holder of Secured Debt, Secured Debt Representative or Collateral Agent, in its capacity as a holder of Junior Lien Debt, a Junior Lien Representative or the Junior Lien Collateral Agent, as applicable, with respect to a Collateral Class is obligated or required to (1) waive any right to seek or enforce adequate protection (or its equivalent) on its own behalf or (2) refrain from contesting the enforcement of adequate protection (or its equivalent) by any holder of Priority Lien Debt, any Priority Lien Representative or the Priority Lien Collateral Agent with respect to such Collateral Class.

SECTION 2.6 Order of Application

(a) If the Priority Lien Collateral Agent with respect to a Collateral Class sells or otherwise realizes upon any Collateral of such Collateral Class in connection with any foreclosure, collection or other enforcement of Priority Liens granted to such Priority Lien Collateral Agent in the applicable Priority Lien Documents, the Proceeds received by the Priority Lien Collateral Agent from such foreclosure, collection or other enforcement will be distributed by the Priority Lien Collateral Agent in the following order of application:

FIRST, to the payment of all amounts payable under the applicable Priority Lien Documents on account of the Priority Lien Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by such Priority Lien Collateral Agent or any co-trustee or agent of such Priority Lien Collateral Agent in connection with any applicable Priority Lien Document;

SECOND, to the respective Priority Lien Representatives for application to the payment of all outstanding Priority Lien Debt and any other Priority Lien Obligations that are then due and payable in such order as may be provided in the Priority Lien Documents in an amount sufficient to pay in full in cash all outstanding Priority Lien Debt and all other Priority Lien Obligations that are then due and payable (including all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Priority Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt);

THIRD, to the payment of all amounts payable under the Junior Lien Documents on account of the Junior Lien Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Junior Lien Collateral Agent or any co-trustee or agent of the Junior Lien Collateral Agent;

FOURTH, to the respective Junior Lien Representatives for application to the payment of all outstanding Junior Lien Debt and any other Junior Lien Obligations that are then due and payable in such order as may be provided in the Junior Lien Documents in an amount sufficient to pay in full in cash all outstanding Junior Lien Debt and all other Junior Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Junior Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding, and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit, if any, constituting Junior Lien Debt); and

FIFTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Subsidiary Guarantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.

(b) If, after the Discharge of Priority Lien Obligations with respect to a Collateral Class, the Junior Lien Collateral Agent with respect to such Collateral Class sells or realizes upon such Collateral in connection with any foreclosure, collection or other enforcement of its Liens granted to such Junior Lien Collateral Agent in the Junior Lien Security Documents, the Proceeds received by the Junior Lien Collateral Agent from such foreclosure, collection or other enforcement will be distributed by the Junior Lien Collateral Agent in the following order of application:

FIRST, to the payment of all amounts payable under the Junior Lien Documents on account of such Junior Lien Collateral Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by such Junior Lien Collateral Agent or any co-trustee or agent of such Junior Lien Collateral Agent in connection with any applicable Junior Lien Security Documents; and

SECOND, in accordance with clauses FOURTH and FIFTH of Section 2.6(a).

(c) At any time prior to the Discharge of Priority Lien Obligations with respect to a Collateral Class and after:

(1) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any Subsidiary Guarantor, or

(2) the Junior Lien Collateral Agent and each Junior Lien Representative with respect to such Collateral Class has received written notice from any Priority Lien Representative with respect to such Collateral Class stating that (i) any Series of Priority Lien Debt with respect to such Collateral has become due and payable in full (whether at maturity, upon acceleration or otherwise) or (ii) the holders of Priority Liens on such Collateral securing one or more Series of Priority Lien Debt have become entitled under any Priority Lien Documents to and desire to enforce any or all of such Priority Liens by reason of a default under such Priority Lien Documents, no payment of money (or the equivalent of money) will be made from the identifiable Cash Proceeds of Collateral from such Collateral Class by the Company or any Subsidiary Guarantor to the Junior Lien Collateral Agent, any Junior Lien Representative or any holder of Junior Lien Obligations with respect to such Collateral Class (including, without limitation, payments and prepayments made for application to Junior Lien Obligations and all other payments and deposits made pursuant to any provision of the Junior Lien Documents), except to the extent the holders of Junior Liens with respect to such Collateral Class exercise their rights and remedies after the expiration of the Standstill Period to the extent permitted under Section 2.3.

(d) Subject to Section 2.14, all identifiable Cash Proceeds of Collateral of any Collateral Class received by the Junior Lien Collateral Agent, any Junior Lien Representative or any holder of Junior Lien Obligations with respect to such Collateral Class at any time prior to the Discharge of Priority Lien Obligations with respect to such Collateral Class in violation of Section 2.6(c) will be held by such Junior Lien Collateral Agent, Junior Lien Representative or holder of Junior Lien Obligations for the account of the holders of Priority Liens on such Collateral Class and remitted to the Priority Lien Collateral Agent with respect to such Collateral Class upon demand by such Priority Lien Collateral Agent. The Junior Liens will remain attached to and, subject to Section 2.1, enforceable against all Proceeds so held or remitted. All Proceeds of Collateral received by any Junior Lien Collateral Agent, Junior Lien Representative or holder of Junior Lien Obligations not in violation of Section 2.6(c) will be received by it free from the Priority Liens and all other Liens on such Collateral except the Junior Liens.

(e) The provisions of this Section 2.6 are intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Secured Obligations, each present and future Secured Debt Representative, the Credit Facility Collateral Agent as holder of Credit Facility Liens and the Note Collateral Agent as holder of Note Liens.

SECTION 2.7 Release of Liens on Collateral.

The Junior Liens upon any or all of the property in any Collateral Class automatically will be released and no longer secure the Junior Lien Obligations with respect to such property, and the right of the holders of such Junior Lien Obligations to the benefits of and proceeds of such Junior Liens on such property automatically will terminate and be discharged, upon the release of the Priority Liens on such property, whether such release of Priority Liens is automatically effective by operation of law or pursuant to the provisions of the Priority Lien Documents or becomes effective pursuant to a release delivered by the Priority Lien Collateral Agent; provided that no release of Junior Liens with respect to any property in any Collateral Class will be deemed to have occurred (a) upon a Discharge of Priority Lien Obligations with respect to such Collateral Class or (b) in a Refinancing of Priority Lien Debt of such Collateral Class with secured Indebtedness that is Incurred contemporaneously with or promptly after the discharge of such pre-existing Priority Lien Debt and that constitutes Priority Lien Debt as to such Collateral Class.

SECTION 2.8 Amendment of this Agreement and Other Security Documents.

(a) No amendment or supplement to the provisions of this Agreement will be effective unless set forth in writing signed by the Note Collateral Agent acting under the direction of the Required Note Lien Debtholders and signed by the Credit Facility Collateral Agent acting under the direction of the Required Credit Facility Lien Debtholders.

(b) The ability of the Company, the other Grantors and the Credit Facility Collateral Agent to amend or supplement any other Credit Facility Lien Security Document, or the ability of the Company, the other Grantors and the Note Collateral Agent to amend or supplement any other Note Lien Security Document is not restricted by this Agreement. The Note Lien Security Documents may be amended, supplemented or modified as set forth in Section 10.01 of the Indenture.

SECTION 2.9 Voting. In connection with any matter under this Agreement requiring a vote of holders of Secured Debt, each Series of Secured Debt will cast its votes in accordance with the Secured Debt Documents governing such Series of Secured Debt.

SECTION 2.10 Perfection of Liens as to Deposit Accounts and Securities Accounts.

(a) If so requested by the Note Collateral Agent for the purpose of perfecting Junior Liens of the Note Collateral Agent in any Deposit Account or Securities Account constituting Liquid Collateral, the Credit Facility Collateral Agent will join with the Note Collateral Agent in requesting the depositary bank or securities intermediary that maintains such account to agree (on terms reasonably satisfactory to each Collateral Agent) that such depositary bank or securities intermediary will comply with all entitlement orders or instructions issued by the Note Collateral Agent; provided, however, that if such entitlement orders or instructions are issued prior to the time that the Credit Facility Collateral Agent shall have notified the depositary bank or securities intermediary of a Discharge of Priority Lien Obligations, such depositary bank or securities intermediary shall not comply with any such entitlement orders or instructions unless the Credit Facility Collateral Agent shall have consented thereto in writing.

(b) If so requested by the Credit Facility Collateral Agent for the purpose of perfecting Junior Liens of the Credit Facility Collateral Agent in any Net Available Cash Account constituting Fixed Collateral, the Note Collateral Agent will join with the Credit Facility Collateral Agent in requesting the depositary bank or securities intermediary that maintains such account to agree (on terms reasonably satisfactory to each Collateral Agent) that such depositary bank or securities intermediary will comply with all entitlement orders or instructions issued by the Credit Facility Collateral Agent; provided, however, that if such entitlement orders or instructions are issued prior to the time that the Note Collateral Agent shall have notified the depositary bank or securities intermediary of a Discharge of Priority Lien Obligations, such depositary bank or securities intermediary shall not comply with any such entitlement orders or instructions unless the Note Collateral Agent shall have consented thereto in writing.

SECTION 2.11 Credit Facility Liens on Fixed Collateral and Excluded Assets. The Credit Facility Collateral Agent will not accept or file any real estate mortgage, fixture filing, security assignment of Intellectual Property, vehicle certificate of title lien registration, aircraft or vessel lien registration or other comparable document, except a financing statement filed under any applicable UCC, that creates or perfects any Credit Facility Lien in favor of the Credit Facility Collateral Agent on Fixed Collateral or on any property, except Equity Interests, that constitutes an Excluded Asset but would constitute Fixed Collateral if not classified as an Excluded Asset, unless a substantially comparable document is also delivered to or filed in favor of the Note Collateral Agent in respect of Note Liens. If so requested at any time by the Credit Facility Collateral Agent, the Note Collateral Agent will request the Grantors to execute and deliver any such substantially comparable document in accordance with Section 4.19 of the Indenture.

SECTION 2.12 Delivery of Collateral.

(a) Following the Discharge of Priority Lien Obligations with respect to a Collateral Class, the Priority Lien Collateral Agent with respect to such Collateral Class will, to the extent permitted by applicable law, deliver to the Junior Lien Collateral Agent or such other person as a court of competent jurisdiction may otherwise direct any Collateral of such Collateral Class that may be held by it in pledge, without recourse and without any representation or warranty whatsoever. In addition, the Credit Facility Collateral Agent shall promptly notify in writing all depositary banks and securities intermediaries that have established Deposit Accounts or Securities Accounts over which the Credit Facility Collateral Agent has perfected its security interest by control that the security interest of the Credit Facility Collateral

Agent has been discharged (which shall constitute notice of Discharge of Priority Lien Obligations with respect to Liquid Collateral in accordance with Section 2.10) and, to the extent permitted by any applicable control agreement, assign such control agreement to the Note Collateral Agent.

(b) If, following any Discharge of Priority Lien Obligations with respect to a Collateral Class, additional Priority Lien Debt is incurred with respect to such Collateral Class, the Junior Lien Collateral Agent will, to the extent permitted by applicable law, deliver to the Priority Lien Collateral Agent in respect of such Priority Lien Debt any Collateral of such Collateral Class that may be held by it in pledge, without recourse and without any representation or warranty whatsoever. In addition, if, following any Discharge of Priority Lien Obligations with respect to the Liquid Collateral, the Company or any of its Restricted Subsidiaries Incurs additional Credit Facility Lien Debt in accordance with the Secured Debt Documents, the Note Lien Collateral Agent shall take all actions reasonably requested by the Credit Facility Collateral Agent to cause the Credit Facility Collateral Agent to benefit from a perfected security interest in all Deposit Accounts or Securities Accounts over which the Note Lien Collateral Agent has perfected its security interest by control, on terms that are substantially similar to those in effect prior to such Discharge of Priority Lien Obligations.

SECTION 2.13 Cooperation and Access with Respect to Liquid Collateral.

(a) The Note Collateral Agent hereby:

(1) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the Credit Facility Collateral Agent of a perpetual non-exclusive royalty-free license to use any or all of the Intellectual Property of such Grantor that is subject to a Lien held by the Note Collateral Agent, to the extent the use of such Intellectual Property is necessary or appropriate, in the good faith opinion of the Credit Facility Collateral Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any Inventory in any lawful manner; and

(2) in its capacity as a secured party, grants to the Credit Facility Collateral Agent (without any representation, warranty or obligation whatsoever) a perpetual non-exclusive royalty-free license to use any or all of the Intellectual Property that is subject to a Lien held by the Note Collateral Agent for any such use, sale or disposition set forth in clause (1) above;

in each case in connection with the enforcement of any Priority Lien held by the Credit Facility Collateral Agent upon any Inventory or other Liquid Collateral of any Grantor.

(b) The Credit Facility Collateral Agent hereby:

(1) consents (without any representation, warranty or obligation whatsoever) to the grant by any Grantor to the Note Collateral Agent of a perpetual non-exclusive royalty-free license to use any or all of the Intellectual Property of such Grantor that is subject to a Lien held by the Credit Facility Collateral Agent, to the extent the use of such Intellectual Property is necessary or appropriate, in the good faith opinion of the Note Collateral Agent, to process, ship, produce, store, complete, supply, lease, sell or otherwise dispose of any Inventory in any lawful manner; and

(2) in its capacity as a secured party, grants to the Note Collateral Agent (without any representation, warranty or obligation whatsoever) a perpetual non-exclusive royalty-free license to use any or all of the Intellectual Property that is subject to a Lien held by the Credit Facility Collateral Agent for any such use, sale or disposition set forth in clause (1) above;

in each case in connection with the enforcement of any Junior Lien held by the Note Collateral Agent upon any Inventory or other Liquid Collateral of any Grantor.

(c) If the Note Collateral Agent takes actual possession of any documentation of a Grantor (whether such documentation is in the form of a writing or is stored in any data equipment or data record in the physical possession of the Note Collateral Agent), then upon request of the Credit Facility Collateral Agent and reasonable advance written notice, the Note Collateral Agent will permit the Credit Facility Collateral Agent or its representative to inspect and copy such documentation if and to the extent the Credit Facility Collateral Agent certifies to the Note Collateral Agent that:

(1) the documentation contains or may contain information necessary or appropriate, in the good faith opinion of the Credit Facility Collateral Agent, to the enforcement of the Credit Facility Collateral Agent’s Liens upon any Liquid Collateral; and

(2) the Credit Facility Collateral Agent and the Credit Facility Secured Parties are entitled to receive and use such information as against the Grantors and their suppliers, customers and contractors and under applicable law and, in doing so, will comply with all obligations imposed by law or contract in respect of the disclosure or use of such information.

(d) If, upon enforcement of any Note Liens, the Note Collateral Agent or a purchaser at a foreclosure sale conducted in foreclosure of any Note Liens takes actual possession of Fixed Collateral of any Grantor, then, if so requested by the Credit Facility Collateral Agent and upon reasonable advance notice, the Note Collateral Agent will allow, and use commercially reasonable efforts to cause such purchaser to allow, the Credit Facility Collateral Agent and its officers, employees and agents (but not any of its transferees) reasonable and non-exclusive access to and use of such property for a period not exceeding 90 consecutive calendar days (the “Processing and Sale Period”), as necessary or reasonably appropriate to process, ship, produce, store, complete, supply, lease, sell or otherwise handle, deal with or dispose of, in any lawful manner, any Inventory or other Liquid Collateral upon which the Credit Facility Collateral Agent holds a Priority Lien, subject to the following conditions and limitations:

(1) the Processing and Sale Period will commence on the date the Note Collateral Agent or the foreclosure purchaser takes possession of such real property and makes it available to the Credit Facility Collateral Agent and shall terminate on the earlier of (A) the day that is 90 days thereafter and (B) the day on which all Liquid Collateral (other than Liquid Collateral abandoned by the Credit Facility Collateral Agent) has been removed from such property; and

(2) the Note Collateral Agent will be entitled, as a condition of permitting such access and use, to demand and receive assurances reasonably satisfactory to it that the access or use requested and all activities incidental thereto:

(A) will be permitted, lawful and enforceable as against Grantors and their suppliers, customers and contractors and under applicable law and will be conducted in accordance with prudent manufacturing practices; and

(B) will be adequately insured for damage to property and liability to persons, including property and liability insurance for the benefit of the Note Collateral

Agent and the holders of the Note Lien Obligations, at no cost to the Note Collateral Agent or such holders.

The Note Collateral Agent (i) will provide reasonable cooperation to the Credit Facility Collateral Agent in connection with the manufacture, production, completion, handling, removal and sale of any Liquid Collateral by the Credit Facility Collateral Agent as provided above and (ii) will be entitled to receive, from the Credit Facility Collateral Agent, fair compensation and reimbursement for the Note Collateral Agent’s reasonable costs and expenses incurred in connection with such cooperation, support and assistance to the Credit Facility Collateral Agent. The Note Collateral Agent and/or any such purchaser (or its transferee or successor) will not otherwise be required to manufacture, produce, complete, remove, insure, protect, store, safeguard, sell or deliver any Inventory subject to any Priority Lien held by the Credit Facility Collateral Agent or to provide any support, assistance or cooperation to the Credit Facility Collateral Agent in respect thereof.

(e) The Note Collateral Agent may condition its performance of any obligation set forth in this Section 2.13 upon its prior receipt (without cost to it) of:

(1) such assurances as it may reasonably request to confirm that the performance of such obligation and all activities of the Credit Facility Collateral Agent or its officers, employees and agents in connection therewith or incidental thereto:

(A) will be permitted, lawful and enforceable as against the Company and its Subsidiaries and their suppliers, customers and contractors and under applicable law; and

(B) will not impose upon the Note Collateral Agent (or any Note Secured Party) any legal duty, legal liability or risk of uninsured loss; and

(2) such indemnity or insurance as the Note Collateral Agent may reasonably request in connection therewith.

(f) The Company and the other Grantors consent to the performance by the Note Collateral Agent of the obligations set forth in this Section 2.13 and acknowledge and agree that, to the fullest extent permitted by applicable law, neither the Note Collateral Agent nor any Note Lien Representative or holder of Note Lien Obligations will ever be accountable or liable for any action taken or omitted by the Credit Facility Collateral Agent or any Credit Facility Secured Party or its or any of their officers, employees, agents successors or assigns in connection therewith or incidental thereto or in consequence thereof, including any improper use or disclosure of any proprietary information or other intellectual property by the Credit Facility Collateral Agent or any Credit Facility Secured Party or its or any of their officers, employees, agents, successors or assigns or any other damage to or misuse or loss of any property of the Grantors as a result of any action taken or omitted by the Credit Facility Collateral Agent or its officers, employees, agents, successors or assigns.

SECTION 2.14 Relative Rights. Nothing in this Agreement will:

(1) impair, as between the Company and the holders of Secured Debt, the obligation of the Company to pay principal of, premium and interest and liquidated damages, if any, on the Secured Debt in accordance with its terms or any other obligation of the Company or any Subsidiary Guarantor;

(2) affect the relative rights of holders of Secured Debt as against any other creditors of the Company or any Subsidiary Guarantor (other than holders of Credit Facility Liens, Permitted Prior Liens or other Note Liens);

(3) restrict the right of any holder of Secured Debt to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by Sections 2.3 and 2.5);

(4) restrict or prevent any holder of Secured Debt or other Secured Obligations or any Collateral Agent or Secured Debt Representative from exercising any of its rights or remedies upon any default or event of default not specifically restricted or prohibited by Sections 2.3 and 2.5; or

(5) restrict or prevent any holder of Secured Debt or other Secured Obligations or any Collateral Agent or Secured Debt Representative from taking any lawful action in an Insolvency or Liquidation Proceeding not specifically restricted or prohibited by Sections 2.3 and 2.5.

ARTICLE 3.

MISCELLANEOUS PROVISIONS

SECTION 3.1 All Note Liens Granted to Note Collateral Agent; All Credit Facility Liens Granted to Credit Facility Collateral Agent.

(a) No Grantor will grant any Lien securing Note Lien Debt to any Person other than the Person then acting as Note Collateral Agent or a co-agent or sub-agent of the Note Collateral Agent.

(b) No Grantor will grant any Lien securing Credit Facility Lien Debt to any Person other than the Person then acting as Credit Facility Collateral Agent or a co-agent or sub-agent of the Credit Facility Collateral Agent.

SECTION 3.2 Obligations of Secured Debt Representatives.

(a) Without representing or warranting the legality, enforceability or sufficiency thereof, the Trustee states that the Indenture includes the following provision:

For the enforceable benefit of all holders of each existing and future Series of Credit Facility Lien Debt and each existing and future Credit Facility Lien Representative, each Holder of a Note, by its acceptance thereof: (1) agrees that all Note Lien Obligations will be and are secured equally and ratably by all Note Liens at any time granted by the Company or any Subsidiary Guarantor to secure any Obligations in respect of the Notes and the related Guarantees thereof by the Subsidiary Guarantors, whether or not upon property otherwise constituting collateral for the Notes and the related Guarantees thereof by the Subsidiary Guarantors, and that all such Note Liens will be enforceable by the Note Collateral Agent for the benefit of all holders of Note Lien Obligations equally and ratably;(2) agrees that the holders of Obligations in respect of the Notes and the Guarantees thereof by the Subsidiary Guarantors are bound by the provisions of the Intercreditor Agreement, including the provisions therein relating to the ranking of Note Liens; and (3) consents to and directs the Note Collateral Agent to perform its obligations under the Intercreditor Agreement and the other Note Lien Security Documents.

(b) Without representing or warranting the legality, enforceability or sufficiency thereof, the Credit Agreement Agent states that the Initial Credit Agreement includes the following provision:

Each Agent and Lender hereby (a) irrevocably authorizes and directs the Administrative Agent to enter into the Secured Note Intercreditor Agreement and to assume and perform its obligations thereunder and (b) agrees for the enforceable benefit of all holders of each existing and future Series of Note Lien Debt (as defined therein) and each existing and future Note Lien Representative (as defined therein) that (i) that the holders of Obligations hereunder are bound by the provisions of the Secured Note Intercreditor Agreement, including the provisions relating to the ranking of Credit Facility Liens (as defined therein), and (ii) such Agent or Lender consents to and directs the Administrative Agent, as Credit Facility Collateral Agent (as defined in the Secured Note Intercreditor Agreement), to perform its obligations under the Secured Note Intercreditor Agreement and the other security documents.

“Secured Note Intercreditor Agreement”: The Intercreditor Agreement dated as of October 28, 2005 among JPMorgan Chase Bank, N.A., as Administrative Agent under this Agreement and Credit Facility Collateral Agent (as defined therein), the Note Collateral Agent and trustee under the Senior Secured Note Indenture and the Borrower and Subsidiary Guarantors.

(c) Each Secured Debt Representative confirms its consent to the agreements set forth herein.

SECTION 3.3 Obligations of Grantors Joint and Several; All Other Obligations Several; Immunities and Indemnities of Agents and Representatives.

(a) Each party hereto will be obligated under this Agreement only for the performance of its own obligations hereunder. All liabilities arising hereunder will be in all respects several and not joint.

(b) All obligations of the Grantors hereunder are and will be in all respects joint and several.

(c) Except as set forth as to the Grantors in Section 3.3(b), no party hereto will be (i) obligated to perform, or liable for any failure to perform, any obligation of any other party or of any holder of Secured Obligations set forth in or arising under this Agreement or (ii) otherwise liable for any undertaking, obligation, act, omission or wrongful conduct of any other party hereto or of any holder of Secured Obligations.

(d) The Note Collateral Agent will be entitled under this Agreement, and in respect of the performance of its obligations and exercise of its rights thereunder, to all of the rights, protections,

immunities and indemnities set forth in the Collateral Agency Agreement, as if such rights, protections, immunities and indemnities had been specifically set forth therein.

(e) The Credit Facility Collateral Agent will be entitled under this Agreement, and in respect of the performance of its obligations and exercise of its rights thereunder, to all of the rights, protections, immunities and indemnities set forth in the Credit Agreement, as if such rights, protections, immunities and indemnities had been specifically set forth therein.

(f) Each Secured Debt Representative will be entitled under this Agreement, and in respect of the performance of its obligations and exercise of its rights thereunder, to all of the rights, protections, immunities and indemnities set forth in the Secured Debt Documents for the Series of Secured Debt for which it acts as Secured Debt Representative, as if such rights, protections, immunities and indemnities had been specifically set forth therein.

SECTION 3.4 Successor Collateral Agents; Replacement and Substitution of Credit Facility Collateral Agent and Note Collateral Agent

(a) If any Person at any time succeeds to the Liens, rights, powers and duties of a Collateral Agent, whether by law or in accordance with the applicable provisions of the Note Lien Security Documents, in the case of the Note Collateral Agent, or Credit Facility Lien Documents, in the case of the Credit Facility Collateral Agent, such Person will concurrently and automatically succeed to the rights, powers and duties of the predecessor Collateral Agent under this Agreement, whether or not it assumes such rights, powers or duties and without any requirement of notice to or consent by any of the parties hereto.

(b) If and when (i) the outstanding Credit Facility Lien Debt is Refinanced at any time in whole or in part under new or additional Credit Facility Lien Documents providing that a Person other than the existing Credit Facility Collateral Agent will hold the Credit Facility Liens for the benefit of the holders of Credit Facility Lien Obligations (whether the previously granted Credit Facility Liens are assigned to such Person or are released and replaced by Credit Facility Liens newly granted to such Person) or (ii) the Company enters into a new Credit Agreement secured by Credit Facility Liens newly granted to a Person other than the previous Credit Facility Collateral Agent at any time after the previously existing Credit Agreement was retired, all previously outstanding Credit Facility Lien Debt was repaid in full and all previously granted Credit Facility Liens were released, the Company will have the right and obligation to cause such Person concurrently to execute and deliver to the parties hereto an Intercreditor Agreement Joinder, appropriately completed by such Person as Credit Facility Collateral Agent, accompanied by the written consent thereto of the previously acting Credit Facility Collateral Agent; and thereupon (x) such Person will concurrently and automatically replace and be substituted for the previously acting Credit Facility Collateral Agent and succeed to the rights, powers and duties of the previously acting Credit Facility Collateral Agent under this Agreement, without any requirement of notice to or consent by any of the parties hereto and (y) the Person previously acting as Credit Facility Collateral Agent will be forever released from all of its obligations under this Agreement.

(c) Notwithstanding Section 3.4(b), if the Initial Credit Agreement is Refinanced under the Permanent ABL Facility and the Permanent ABL Facility includes a Lien Sharing and Priority Confirmation and provides for JPMorgan Chase Bank, N.A. to hold Credit Facility Liens as agent for the benefit of the holders of Credit Facility Lien Obligations, then concurrently with such Refinancing (i) JPMorgan Chase Bank, N.A. in its capacity as such agent will concurrently and automatically succeed to the rights, powers and duties of the predecessor Credit Facility Collateral Agent under this Agreement, whether or not it assumes such rights, powers or duties and without any requirement of notice to or consent by any of the parties hereto, and (ii) JPMorgan Chase Bank, N.A. in its capacity as agent under the Initial Credit Agreement will be forever released from all of its obligations under this Agreement.

(d) If and when (i) the outstanding Note Lien Debt is Refinanced at any time in whole or in part under new or additional Note Lien Documents providing that a Person other than the existing Note Collateral Agent will hold the Note Liens for the benefit of the holders of Note Lien Obligations (whether the previously granted Note Liens are assigned to such Person or are released and replaced by Note Liens newly granted to such Person) or (ii) the Company enters into a new indenture, credit agreement or other instrument secured by Note Liens newly granted to a Person other than the previous Note Collateral Agent at any time after the previously existing indenture, credit agreement or other instrument was retired, all previously outstanding Note Lien Debt was repaid in full and all previously granted Note Liens were released, the Company will have the right and obligation to cause such Person concurrently to execute and deliver to the parties hereto an Intercreditor Agreement Joinder, appropriately completed by such Person as Note Collateral Agent, accompanied by the written consent thereto of the previously acting Note Collateral Agent; and thereupon (x) such Person will concurrently and automatically replace and be substituted for the previously acting Note Collateral Agent and succeed to the rights, powers and duties of the previously acting Note Collateral Agent under this Agreement, without any requirement of notice to or consent by any of the parties hereto and (y) the Person previously acting as Note Collateral Agent will be forever released from all of its obligations under this Agreement.

(e) Notwithstanding any assumption of obligations by a successor Collateral Agent and notwithstanding any release of the obligations of a predecessor Collateral Agent under this Agreement, the successor will not assume or be liable for, and the predecessor will not be released from, any liability for breach of any obligation of the predecessor that had accrued at the time of assumption.

SECTION 3.5 Additional Grantors and Secured Debt Representatives.

(a) The Grantors will cause each Subsidiary which hereafter becomes a Grantor to become a party to this Agreement, for all purposes of this Agreement, as an additional Grantor, by causing it to execute and deliver to the parties hereto an Intercreditor Agreement Joinder, appropriately completed, whereupon such Subsidiary will be bound by the terms hereof applicable to it as Grantor to the same extent and in the same manner as the Grantors originally party to this Agreement.

(b) The Grantors will cause the Secured Debt Representative for any Series of Secured Debt hereafter Incurred to become a party to this Agreement, for all purposes of this Agreement, as an additional Secured Debt Representative, by causing it to execute and deliver to the parties hereto at the time of Incurrence an Intercreditor Agreement Joinder, appropriately completed, whereupon such Person will be bound by the terms hereof applicable to it as Secured Debt Representative to the same extent and in the same manner as the Secured Debt Representatives originally party to this Agreement. The Secured Debt Representative of each future Series of Secured Debt will be required to deliver a Lien Sharing and Priority Confirmation to the Credit Facility Collateral Agent, the Note Collateral Agent and each other Secured Debt Representative at the time of incurrence of such Series of Secured Debt.

SECTION 3.6 Amendments, etc. with respect to the Secured Obligations. To the fullest extent permitted by applicable law, each party hereto shall remain obligated hereunder notwithstanding that, without any reservation of rights against any party and without notice to or further assent by any party, any demand for payment of any of the Secured Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Secured Debt Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, from time to time in accordance with the respective terms thereof, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guarantee contained in this Section 2 or any property subject thereto. Each party hereto waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by any Secured Party upon any right arising under this Agreement. To the fullest extent permitted by applicable law, each of the Secured Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the provisions of this Agreement; and all dealings between any of the Grantors and any of the Secured Parties likewise shall be conclusively presumed to have been had or consummated in reliance upon such provisions.

SECTION 3.7 Binding Effect; Enforcement.

(a) This Agreement is binding upon the parties hereto and their respective successors and assigns.

(b) Except as otherwise set forth in Section 2.6(e), the obligations of the Note Collateral Agent, Note Lien Representatives and holders of Note Lien Obligations under this Agreement are enforceable only by the Credit Facility Collateral Agent and by each Credit Facility Lien Representative for the benefit of the holders of Credit Facility Lien Obligations.

(c) Except as otherwise set forth in Section 2.6(e), the obligations of the Credit Facility Collateral Agent, Credit Facility Lien Representatives and holders of Credit Facility Lien Obligations under this Agreement are enforceable only by the Note Collateral Agent and by each Note Lien Representative for the benefit of the holders of Note Lien Obligations.

(d) Each holder of Secured Obligations that is not party hereto may enforce the provisions of Section 2.6 as an intended third party beneficiary thereof as set forth in Section 2.6(e), but no holder of Secured Obligations, except the Collateral Agents and Secured Debt Representatives, will otherwise have the right independently or directly to enforce any other obligation hereunder. No other third parties (including holders of claims against or interests in any Grantor) are intended to have the benefit of, or will be entitled to rely on or enforce, any obligation arising under this Agreement.

(e) The Company is intended to have the benefit of, and may enforce, the rights granted it in Section 2.7, Section 3.4(b) and Section 3.4(d), but such right is personal to the Company and may not be assigned by it to any other Person, and any attempted assignment thereof will be void. As to all other provisions of this Agreement, and in all other respects, neither the Company nor any other Grantor will be entitled to the benefit of, or permitted to enforce, any obligation arising under this Agreement. The obligations of each Grantor hereunder are enforceable by each Collateral Agent and Secured Debt Representative.

(f) Without limiting the right to assign any claim for breach of any obligation hereunder, (i) the rights and powers of a Collateral Agent under this Agreement are appurtenant to the Liens it holds and may be assigned only in connection with, or to confirm, any succession or substitution as holder of such Liens, (ii) the rights and powers of a Secured Debt Representative under this Agreement are granted to it in its capacity as representative for the Series of Secured Debt for which its acts as representative and may be assigned only in connection with, or to confirm, any succession or substitution in such representative capacity, and (iii) all other attempted assignments of any rights or powers of a Collateral Agent or Secured Debt Representative under this Agreement will be void.

SECTION 3.8 Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Secured Debt Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

SECTION 3.9 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Credit Agreement Agent or Credit Facility Collateral Agent:

JPMorgan Chase Bank, N.A.

270 Park Ave.

New York, NY 10017

Telecopy: (212) 270-6637

Telephone: (212) 270-1410

Attention: Neil Boylan

If to the Trustee or Note Collateral Agent:

Wells Fargo Bank, N.A.

Corporate Trust Services

213 Court Street, Suite 703

Middletown, CT 06457

Facsimile No.: (860) 704-6219

Attention: Joseph P. O’Donnell

If to the Company or any other Grantor:

Del Laboratories, Inc.

178 EAB Plaza

P.O. Box 9357

Uniondale, NY 11553-9357

Attention: Chief Financial Officer

Facsimile No.: (631) 293-1515

Telephone No.: (516) 844-2020

with a copy to:

Debevoise & Plimpton LLP

19 Third Avenue

New York, New York 10022

Attention: Gregory H. Woods

Facsimile No.: (212) 909-6836

Telephone No.: (212) 909-6000

and if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.

All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the relevant address set forth above or, as to holders of Secured Debt, its address shown on the register kept by the office or agency where the relevant Secured Debt may be presented for registration of transfer or for exchange. Failure to mail a notice or communication to a holder of Secured Debt or any defect in it will not affect its sufficiency with respect to other holders of Secured Debt.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

SECTION 3.10 Entire Agreement; Amended only in Writing. This Agreement sets forth exhaustively the complete agreement of the parties relating to the intercreditor matters addressed herein, supersedes all oral negotiations and prior writings in respect of such undertaking, and may be amended or waived only by an instrument in writing signed by the appropriate party.

SECTION 3.11 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

SECTION 3.12 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.13 Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Note Lien Obligations and are secured by all Liens granted by the Note Lien Security Documents.

SECTION 3.14 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 3.15 Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State and County of New York. By executing and delivering this Agreement, each party hereto, for itself and in connection with its properties, irrevocably:

(1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts;

(2) waives any defense of forum non conveniens;

(3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 3.9;

(4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and

(5) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

SECTION 3.16 Waiver of Jury Trial. Each party to this Agreement waives its rights to a jury trial of any claim or cause of action based upon or arising under this Agreement or any of the other Secured Debt Documents or any dealings between them relating to the subject matter of this Agreement or the intents and purposes of the other Secured Debt Documents. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this Agreement and the other Secured Debt Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to this Agreement acknowledges that this waiver is a material inducement to enter into a business relationship, that each party hereto has already relied on this waiver in entering into this Agreement, and that each party hereto will continue to rely on this waiver in its related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable, meaning that it may not be modified either orally or in writing (other than by a mutual written waiver specifically referring to this Section 3.16 and executed by each of the parties hereto), and this waiver will apply to any subsequent amendments, renewals, supplements or modifications of or to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

SECTION 3.17 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

SECTION 3.18 Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.

SECTION 3.19 Insolvency or Liquidation Proceeding. This Agreement will remain enforceable in accordance with its terms after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

DEL LABORATORIES, INC.

By:
Title:

DEL PHARMACEUTICALS, INC.

By:
Title:

DEL PROFESSIONAL PRODUCTS, INC.

By:
Title:

ROYCE & RADER, INC.

By:
Title:

565 BROAD HOLLOW REALTY CORP.

By:
Title:

PARFUMS SCHIAPARELLI, INC.

By:
Title:

WELLS FARGO BANK, N.A., as Trustee under the Indenture

By:
Name:
Title:

S-1

JPMORGAN CHASE, N.A., as Credit Facility Collateral Agent

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Note Collateral Agent

By:
Name:
Title:

S-2

EXHIBIT A

to Intercreditor Agreement

[FORM OF]

INTERCREDITOR AGREEMENT JOINDER

The undersigned,                     , a                     , hereby agrees to become party as [a Grantor] [a Note Lien [Representative] [Collateral Agent] [a Credit Facility Lien [Representative] [Collateral Agent] under the Intercreditor Agreement dated as of October 28, 2005 among Del Laboratories, Inc., a Delaware corporation, the other Grantors from time to time party hereto, JPMorgan Chase Bank, N.A., as Administrative Agent under the Initial Credit Agreement described therein and as Credit Facility Collateral Agent, and Wells Fargo Bank, N.A., as trustee under the Indenture described therein and as Note Collateral Agent (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”), for all purposes thereof on the terms applicable to [a Grantor] [a Note Lien [Representative] [Collateral Agent] [a Credit Facility Lien [Representative] [Collateral Agent]set forth therein, and to be bound by such terms to the same extent and in the same manner as the [Grantors] [Note Lien [Representative] [Collateral Agent] [Credit Facility Lien [Representative] [Collateral Agent] originally party to this Agreement.

[For Secured Debt Representative: Without representing or warranting the legality, enforceability or sufficiency thereof, the undersigned states that the Secured Debt Documents governing the Series of Secured Debt for which it acts as Secured Debt Representative include the following provision:

[quote Lien Sharing and Priority Confirmation from the governing document]]

The provisions of Article 3 of the Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                     , 20    .

[ ]

By:
Name:
Title:

EXHIBIT A